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                  STOCK PURCHASE AGREEMENT


                        BY AND AMONG


                ARGENTINA PRIVATE DEVELOPMENT
                    TRUST COMPANY LIMITED

                          AS SELLER


                             and



          ENRON PIPELINE COMPANY - ARGENTINA S.A.,

                             and

                    MAIPU INVERSORA S.A.

                        AS PURCHASERS



                        JULY 30, 1996

                      TABLE OF CONTENTS

ARTICLE 1.

DEFINITIONS
                                                         1
     1.1  Defined Terms                                  1
     1.2  Other Definitions                              2
     1.3  Construction                                   2

ARTICLE 2.

PURCHASE AND SALE
                                                         3
     2.1  Purchase and Sale                              3
     2.2  Termination  of Fee Letter and Rights to  Technical
          Assistance Fee                                 3
     2.3  Designated Subsidiary                          4

ARTICLE 3.

REPRESENTATIONS AND WARRANTIES
                                                         4

     3.1  Representations and Warranties of the Seller.  4
          (a)  Organization                              4
          (b)  Qualification                             4
          (c)  Authorizations; Approvals                 4
          (d)  Absence of Conflicts                      5
          (e)  Litigation                                5
          (f)  CIESA Shares                              5
          (g)  Technical Assistance Fee; Owners Agreement and
               Shareholders
               Agreement                                 5
     3.2  Representations and Warranties of Each Purchaser   5
          (a)  Organization                              5
          (b)  Qualification                             6
          (c)  Authorizations; Approvals                 6
          (d)  Absence of Conflicts                      6
          (e)  Litigation                                6

ARTICLE 4.

OTHER AGREEMENTS OF THE PARTIES
                                                         7
     4.1  Consents and Waivers                           7
     4.2  Enargas Approval and CITGAS Consent; Other Consents
          and
                Approvals                                7
     4.3  Reasonable Efforts                             8

ARTICLE 5.

CONDITIONS TO CLOSING; CLOSING
                                                         8
     5.1  Conditions to the Obligations of the Seller    8
     5.2  Conditions to the Obligations of the Purchasers    8
     5.3  Closing                                        9
     5.4  Rights  Under  Owners  Agreement  and  Shareholders
          Agreement                                      10

ARTICLE 6.

TERMINATION
                                                         10
     6.1  Termination                                    10
     6.2  Effect of Termination                          11

ARTICLE 7.

MISCELLANEOUS
                                                         11
     7.1  Several Liability; Rights to Enforce           11
     7.2  Brokers                                        11
     7.3  Notices                                        11
     7.4  Survival of Representations and Warranties     12
     7.5  Expenses                                       12
     7.6  Public Statements                              12
     7.7  Assignment                                     12
     7.8  Waiver and Amendment                           13
     7.9  Confidentiality                                13
     7.10 Further Assurances                             13
     7.11 Severability                                   13
     7.12 Headings                                       13
     7.13 Entire Agreement; Third Party Beneficiaries    13
     7.14 Governing Law; Arbitration                     13
     7.15 Counterparts                                   14



                  STOCK PURCHASE AGREEMENT

      THIS STOCK PURCHASE AGREEMENT (this "Agreement") is entered into as of July 30, 1996, by and among (i) ARGENTINA PRIVATE DEVELOPMENT TRUST COMPANY LIMITED, a Cayman Islands company (the "Seller"), and (ii) ENRON PIPELINE COMPANY - ARGENTINA S.A., an Argentine sociedad anonima ("EPCA"), and MAIPU INVERSORA S.A. ("MISA," and together with EPCA the "Purchasers").
      The Seller desires to sell to each Purchaser, and each Purchaser, severally and on a pro-rata basis as set forth below, desires to purchase or (in the case of EPCA) to cause a subsidiary of such Purchaser to purchase from the Seller, the CIESA Shares (as defined below), and EPCA and the Seller desire to terminate the Fee Letter (as defined below).
      NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties and covenants herein contained, the Seller and the Purchasers hereby agree as follows:

                         ARTICLE 1.

                         DEFINITIONS

      1.1 Defined Terms. Capitalized terms used in this Agreement shall have the meanings ascribed to them in this
Section 1.1.

      "Agreement" shall have the meaning given such term in the introductory paragraph hereof.
      "CIESA"  shall  have the meaning  given  such  term  in
Section 2.1.
     "CIESA Shares" shall have the meaning given such term in
Section 2.1.
       "CITGAS" shall mean Compania de Inversiones de Transporte de Gas S.A., an Argentine sociedad anonima.
     "CITGAS Consent" shall mean the consent of CITGAS to the transfer of the CIESA Shares to MISA and EPCA or its Designated Subsidiary as contemplated in this Agreement and the waiver by CITGAS of its rights of purchase and tag-along rights under the Shareholders Agreement with respect to such transfer.
      "Closing"  shall have the meaning given  such  term  in
Section 5.3.
      "Closing Date" shall mean the date on which the Closing
occurs.
      "Designated Subsidiary" shall have the meaning given such term in Section 2.3.
      "Enargas"  shall have the meaning given  such  term  in
Section 5.1(e).
      "Enargas  Approval" shall have the meaning  given  such
term in Section 4.2(a).
      "Encumbrance" shall mean any encumbrance, charge, lien, pledge, condemnation award, claim, restriction, security interest, mortgage or other encumbrance.
      "EPCA" shall have the meaning given such term in the introductory paragraph hereof.
      "Fee Letter" shall have the meaning given such term  in
Section 2.2.
      "Governmental Authority" shall mean any governmental authority or judicial, regulatory, or administrative body of any country or political subdivision thereof exercising jurisdiction over the Seller or either Purchaser.
      "Law" shall mean any constitution, statute, code, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any Governmental Authority having jurisdiction.
     "Material Adverse Effect" shall mean with respect to the Seller or a Purchaser, a material and adverse effect on the financial condition, business, or assets, taken as a whole, of the Seller or such Purchaser, as applicable.
      "MISA" shall have the meaning given such term in the introductory paragraph hereof.
     "Owners Agreement" shall mean the Owners Agreement dated as of November 13, 1992, among the Seller, CITGAS, EPCA, and MISA, as amended to the date hereof.
     "Parties" shall mean the Seller and the Purchasers.
      "Perez Companc" shall mean Perez Companc S.A., an Argentine sociedad anonima.
      "Purchase Price" shall have the meaning given such term in Section 2.1.
      "Purchasers" shall have the meaning given such term in the introductory paragraph of this Agreement.
      "Seller" shall have the meaning given such term in the introductory paragraph of this Agreement.
      "Shareholders Agreement" shall mean the Shareholders Agreement dated as of November 13, 1992, among the Seller, CITGAS, EPCA, and MISA, as amended to the date hereof.
      "Subject Percentage" shall mean (a) with respect to EPCA, 50%, and (b) with respect to MISA, 50%.
      "Technical Assistance Fee" shall have the meaning given such term in Section 2.2.
     "Termination Date" shall mean February 1, 1997.
      1.2 Other Definitions. Other terms defined in this Agreement have the meanings so given them.

      1.3 Construction. Whenever the context requires, the gender of all words used in this Agreement includes the masculine, feminine, and neuter. Terms defined in the singular have the corresponding meaning in the plural, and vice versa. All references to Articles and Sections refer to articles and sections of this Agreement, and all references to Exhibits are to Exhibits attached to this Agreement, each of which is made a part of this Agreement for all purposes. The word "including" means "including, but not limited to." All references to "dollars" and the symbol "$" refer to United States dollars.


                         ARTICLE 2.

                      PURCHASE AND SALE

     2.1  Purchase and Sale.

      (a) Subject to and in accordance with the terms and conditions of this Agreement, the Seller agrees to sell to MISA and EPCA or its Designated Subsidiary, and each Purchaser severally (but not jointly) agrees to purchase from the Seller or (in the case of EPCA) to cause EPCA's Designated Subsidiary to purchase from the Seller, at the Closing, such Purchaser's Subject Percentage of 47,700,667 shares of the Class A Common Stock of Compania de Inversiones de Energia S.A., an Argentine sociedad anonima ("CIESA"), and such Purchaser's Subject Percentage of 45,830,053 shares of the Class B Common Stock of CIESA (together, such shares of the Class A Common Stock of CIESA and Class B Common Stock of CIESA, the "CIESA Shares"), for the total purchase price of $235,000,000 (as adjusted in accordance with Section 2.1(b), the "Purchase Price").

      (b) The Purchase Price shall be adjusted only in the circumstances specified in this Section 2.1(b). The Purchase Price reflected in Section 2.1(a) shall be adjusted as of the Closing by (i) adding to the Purchase Price $61,650 for each day from (but not including) July 31, 1996, through (and including) the Closing Date and (ii) deducting from the Purchase Price the sum of (A) the amount of all CIESA dividends received by the Seller from the date of this
Agreement plus (B) the product of the amount of such dividends multiplied by 0.000274 for each day from (but not including) the date of the receipt of such dividends by the Seller through (and including) the Closing Date; provided, however, that the adjustment specified in (i) above shall be made if and only if the Closing shall fail to occur on or before July 31, 1996, because of the lack of timely approval by Enargas to the transfer of the CIESA Shares and such delay were solely due to such lack of the Enargas Approval; and provided further that the adjustment specified in (ii) above shall be made if and only if the Closing occurs after July 31, 1996, because of the lack of timely approval by Enargas to the transfer of the CIESA Shares and such delay were solely due to such lack of the Enargas Approval. Notwithstanding anything to the contrary contained in this Agreement, if the Closing fails to occur on or before July 31, 1996, because the CITGAS Consent has not been obtained or as a result of any other delay attributable to the Seller, including the failure to satisfy any of the conditions to the Closing set forth in Section 5.2(a), (b), or (c), the adjustment referred to in (i) above shall not be made, the adjustment referred to in (ii) above shall be made, and the Purchase Price shall additionally be reduced by the sum of
(A) the amount of all Technical Assistance Fee payments received by the Seller for fees accrued as from July 31, 1996, through the Closing Date plus (B) the product of the amount of such payments multiplied by 0.000274 for each day from (but not including) the date of the receipt of such payments by the Seller through (and including) the Closing Date.

      2.2 Termination of Fee Letter and Rights to Technical Assistance Fee. Subject to and in accordance with the terms and conditions of this Agreement, at and as of the Closing, EPCA and the Seller agree to terminate the letter agreement dated as of December 28, 1992, between the Seller and EPCA (the "Fee Letter") and all of the Seller's right to receive payments under the Fee Letter (the "Technical Assistance Fee") except for the fees accrued unto July 31, 1996, and thereafter in accordance with Section 2.1(b).

      2.3 Designated Subsidiary. EPCA shall have the right at or prior to the Closing by notice to the Seller and MISA to designate a subsidiary all of the capital stock of which is owned by EPCA (the "Designated Subsidiary") to acquire the CIESA Shares EPCA has the right to acquire pursuant to this Agreement, in which case the Seller shall transfer EPCA's Subject Percentage of the CIESA Shares to such the Designated Subsidiary in accordance with and subject to all of the terms and conditions of this Agreement. The designation of a Designated Subsidiary by EPCA pursuant to the terms hereof shall not relieve EPCA of its obligations hereunder. Perez Companc guarantees MISA's obligations hereunder.


                         ARTICLE 3.

               REPRESENTATIONS AND WARRANTIES

      3.1  Representations and Warranties of the Seller.  The
Seller hereby represents and warrants to each Purchaser as follows:

       (a) Organization. The Seller is a company duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation. The Seller has all requisite power and authority to own and operate its properties and carry on its business as currently conducted.

      (b) Qualification. The Seller is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business as now conducted or its assets makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect with respect to the Seller or a material and adverse effect on the CIESA Shares.

      (c) Authorizations; Approvals. The execution and delivery by the Seller of this Agreement and the performance of its obligations hereunder have been duly and validly authorized by all requisite corporate action. This Agreement has been duly executed and delivered by the Seller, and this Agreement constitutes the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, except insofar as the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such principles are considered in a proceeding at law or in equity. Except for the Enargas Approval, the Seller need not give any notice to, make any filing or register with, or obtain any consent, approval, authorization, waiver, permit, certificate or order of any Governmental Authority to consummate the transactions contemplated by this Agreement.

      (d) Absence of Conflicts. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby (assuming receipt of the Enargas Approval and the CITGAS Consent) will (i) conflict with, result in a breach under, or give rise to any consent or preferential purchase right under (A) any Law applicable to the Seller, (B) the constituent documents of the Seller, or (C) any material contract, agreement, lease, license or other arrangement to which the Seller is a party or by which it or any of its properties is bound, (ii) result in the creation or imposition of any Encumbrance on any of the property of the Seller, or (iii) with the passage of time or the giving of notice or the taking of any action of any third party have any of the effects set forth in clause (i) or (ii) of this Section 3.1(d).

      (e) Litigation. As of the date of this Agreement, there are no material actions, suits, proceedings or investigations pending or, to the knowledge of the Seller, threatened against the Seller before or by any Governmental Authority that would have a Material Adverse Effect with respect to the Seller or a material and adverse effect on the CIESA Shares.

      (f)   CIESA  Shares.  The Seller owns beneficially  and
holds of record the CIESA Shares free and clear of all restrictions on transfer, purchase rights, warrants, options, contracts, commitments, taxes, and other Encumbrances, except as set forth in the Owners Agreement and the Shareholders Agreement. Other than the Owners Agreement and the
Shareholders Agreement, the Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of the CIESA Shares. The CIESA Shares are fully paid and nonassessable.

      (g) Technical Assistance Fee; Owners Agreement and Shareholders Agreement. The Seller has good and marketable title to the Technical Assistance Fee, free and clear of all Encumbrances. The Fee Letter, the Owners Agreement, and the Shareholders Agreement are valid, binding, and in full force and effect and are enforceable against the Seller in accordance with their respective terms, and there has been no default by the Seller under the Fee Letter, the Owners Agreement, or the Shareholders Agreement or, to the knowledge of the Seller, by EPCA under the Fee Letter or by any other party under the Owners Agreement or the Shareholders Agreement.

      3.2   Representations and Warranties of Each Purchaser.
Each Purchaser (which shall for purposes of this Section  3.2 include Perez Companc) (severally and not jointly) hereby represents and warrants to the Seller as follows:

      (a) Organization. Such Purchaser is a corporation or company duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation. Such Purchaser has all requisite power and authority to own and operate its properties and carry on its businesses as currently conducted.

     (b) Qualification. Such Purchaser is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business as now conducted or its assets makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect with respect to such Purchaser.

      (c) Authorizations; Approvals. The execution and delivery by such Purchaser of this Agreement and the performance of its obligations hereunder have been duly and validly authorized by all requisite corporate (or equivalent) action. This Agreement has been duly executed and delivered by such Purchaser, and this Agreement constitutes the legal, valid and binding obligation of such Purchaser enforceable against such Purchaser in accordance with its terms, except insofar as the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such principles are considered in a proceeding at law or in equity. Except for the Enargas Approval, such Purchaser need not give any notice to, make any filing or register with, or obtain any consent, approval, authorization, waiver, permit, certificate or order of any Governmental Authority to consummate the transactions contemplated by this Agreement.

      (d) Absence of Conflicts. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby (assuming receipt of the Enargas Approval and the CITGAS Consent) will (i) conflict with, result in a breach under, or give rise to any consent or preferential purchase right under (A) any Law applicable to such Purchaser, (B) the constituent documents of such Purchaser, or (C) any material contract, agreement, lease, license or other arrangement to which such Purchaser is a party or by which it or any of its properties is bound,
(ii) result in the creation or imposition of any Encumbrance on any of the property of such Purchaser, or (iii) with the passage of time or the giving of notice or the taking of any action of any third party have any of the effects set forth in clause (i) or (ii) of this Section 3.2(d).

      (e) Litigation. As of the date of this Agreement, there are no material actions, suits, proceedings or investigations pending, or to the knowledge of such Purchaser, threatened against such Purchaser before or by any Governmental Authority that would have a Material Adverse Effect with respect to such Purchaser.

                         ARTICLE 4.

               OTHER AGREEMENTS OF THE PARTIES

     4.1  Consents and Waivers.

      (a)   EPCA hereby consents, in accordance with  Section
2.2 of the Owners Agreement, to the transfer by the Seller of MISA's Subject Percentage of the CIESA Shares to MISA on the terms and conditions set forth in this Agreement, and hereby waives all rights of purchase and tag-along rights with respect to such transfer under the Shareholders Agreement. EPCA hereby consents, in accordance with Section 2.2 of the Owners Agreement, to the transfer by the Seller of EPCA's Subject Percentage of the CIESA Shares to EPCA's Designated Subsidiary on the terms and conditions set forth in this Agreement, and hereby waives all rights of purchase and tag-along rights with respect to such transfer under the Shareholders Agreement.

      (b)   Perez Companc hereby consents, in accordance with
Section 2.2 of the Owners Agreement, to the transfer by the Seller of the CIESA Shares to EPCA or its Designated
Subsidiary on the terms and conditions set forth in this Agreement, and hereby waives all rights of purchase and tag-along rights with respect to such transfer under the Shareholders Agreement. Perez Companc hereby consents, in accordance with Section 2.2 of the Owners Agreement, to the transfer by the Seller of the CIESA Shares to MISA on the terms and conditions set forth in this Agreement, and hereby waives all rights of purchase and tag-along rights with respect to such transfer under the Shareholders Agreement. Perez Companc executes this Agreement for the purpose of granting the consent referred to in this Section 4.1(b) and for guaranteeing all MISA's obligations hereunder.

     4.2 Enargas Approval and CITGAS Consent; Other Consents and Approvals.

      (a) Commencing immediately following the execution of this Agreement, the Seller and the Purchasers shall take all actions reasonably within their power to obtain the approval of Enargas of the transfer of the CIESA Shares to MISA and EPCA or its Designated Subsidiary as contemplated in this Agreement (the "Enargas Approval"). The Purchasers and the Seller shall cooperate in all reasonable respects in seeking to obtain the Enargas Approval, including by providing to Enargas all information reasonably requested by Enargas concerning the purchase and sale of the CIESA Shares hereunder and all documentation reasonably requested by Enargas with respect to the existence and ownership of MISA and EPCA's Designated Subsidiary.

      (b) The Seller shall obtain the consent of CITGAS to the transfer of the CIESA Shares to MISA and EPCA or its Designated Subsidiary as contemplated in this Agreement and the waiver by CITGAS of its rights of purchase and tag-along rights under the Shareholders Agreement with respect to such transfer and shall deliver same to the Purchasers. The Purchasers shall cooperate with the Seller in all reasonable respects in seeking to obtain such consent and waiver, including by providing to CITGAS all information reasonably requested by CITGAS concerning the purchase and sale of the CIESA Shares hereunder.

      (c) Each of the Parties shall use its commercially reasonable efforts to obtain any authorizations, consents, orders or approvals of third parties or Governmental Authorities (other than the Enargas Approval and the CITGAS Consent, which are covered by Sections 4.2(a) and 4.2(b)) that may be or become necessary or advisable for the performance of its obligations pursuant to this Agreement and the consummation of the transactions contemplated hereby and shall cooperate in all reasonable respects with each other in promptly seeking to obtain such authorizations, consents, orders or approvals.

      4.3 Reasonable Efforts. The Purchasers and the Seller shall use commercially reasonable efforts to obtain the satisfaction of all conditions to Closing in an expeditious matter.

                         ARTICLE 5.

               CONDITIONS TO CLOSING; CLOSING

      5.1 Conditions to the Obligations of the Seller. The obligation of the Seller to consummate the transactions contemplated by this Agreement is subject to the fulfillment or waiver in writing by the Seller at or prior to the Closing Date of the following conditions:

        (a)     each    Purchaser's   and   Perez   Companc's
representations and warranties are accurate in all material respects as of the Closing Date;

      (b) each Purchaser has complied in all material respects with its obligations to be performed prior to or at the Closing with respect to the purchase and sale of the CIESA Shares and the termination of the Fee Letter;

      (c) no order shall have been entered and remain in effect in any action or proceeding before any Governmental Authority that would prevent or make illegal the consummation of the purchase and sale of the CIESA Shares or the termination of the Fee Letter; and

      (d) the Ente Nacional Regulador de Gas ("Enargas") has approved the transfer by the Seller of the CIESA Shares to MISA and EPCA or its Designated Subsidiary in accordance with the respective Subject Percentages of the Purchasers in accordance with this Agreement.

      5.2 Conditions to the Obligations of the Purchasers. The obligation of each Purchaser to consummate the transactions contemplated by this Agreement is subject to the fulfillment or waiver in writing by each Purchaser at or prior to the Closing Date of the following conditions:

      (a) the Seller's representations and warranties are accurate in all material respects as of the Closing Date;

      (b) the Seller has complied in all material respects with its obligations to be performed prior to or at the Closing;

      (c) each Purchaser shall have received an opinion of counsel for the Seller to the effect that the Seller holds of record the CIESA Shares free and clear of all restrictions on transfer, purchase rights, warrants, options, contracts, commitments, taxes, and other Encumbrances, except as set forth in the Owners Agreement and the Shareholders Agreement;

      (d) no order shall have been entered and remain in effect in any action or proceeding before any Governmental Authority that would prevent or make illegal the consummation of any of the transactions contemplated by this Agreement;

      (e) CITGAS shall have consented in writing to the transfer of the CIESA Shares to MISA and EPCA or its Designated Subsidiary in accordance with this Agreement, and shall have waived in writing its rights of purchase and tag-along rights under the Shareholders Agreement with respect to such transfer, and the Seller shall have delivered to the Purchasers evidence reasonably satisfactory to the Purchasers of such consent and waiver; and

      (f) Enargas has approved the transfer by the Seller of the CIESA Shares to MISA and EPCA or its Designated
Subsidiary in accordance with the respective Subject Percentages of the Purchasers in accordance with this Agreement.

       5.3 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Perez Companc, commencing at 11:00 a.m., local time, on July 31, 1996, or, if the conditions to Closing in Sections 5.1 and 5.2 (other than those relating to obligations of the Parties to be performed at Closing) have not been satisfied or waived on or prior to July 31, 1996, the third business day after such conditions have been satisfied or waived, or at such other time and place and on such other date as the Parties shall agree in writing. At the Closing, the Parties shall take the following actions:

      (a) each Purchaser shall pay to the Seller, or shall cause (in the case of EPCA) its Designated Subsidiary to pay to the Seller, by wire transfer or other delivery of immediately available funds to a bank and an account designated in writing by the Seller to each Purchaser exclusively in dollars, an amount equal to such Purchaser's Subject Percentage of the Purchase Price;

      (b) EPCA and the Seller shall execute and deliver a letter agreement in the form of Exhibit A hereto terminating the Fee Letter;

      (c) the Seller shall execute and deliver to each Purchaser a notification letter addressed to CIESA to notify CIESA of the transfer of such Purchaser's Subject Percentage of the CIESA Shares in favor of each Purchaser (or, if applicable in the case of EPCA, to such Purchasers Designated Subsidiary) pursuant to the provisions of Section 215 of the Argentine Business Corporations Law, duly certified by notary public who should certify the identity and powers of the person signing the notification letter; and

     (d) the Seller shall deliver to the Purchasers executed documents reasonably satisfactory to the Purchasers whereby each officer, director, and syndic of CIESA or of Transportadora de Gas del Sur S.A., an Argentine sociedad anonima, appointed by the Seller resigns his position effective as of the Closing.

      5.4 Rights Under Owners Agreement and Shareholders Agreement. The Seller hereby agrees and acknowledges that from and after the Closing it shall have no further rights as an Owner under either the Owners Agreement or the Shareholders Agreement.

                         ARTICLE 6.

                         TERMINATION

      6.1 Termination. This Agreement and the rights and obligations of the Parties hereunder may be terminated only in accordance with the following provisions:

       (a)    This  Agreement  may  be  terminated  and   the
transactions contemplated hereby abandoned by the mutual written consent of the Parties at any time prior to the Closing.

       (b) This Agreement may be terminated by mutual agreement of the Purchasers, in which event the transactions contemplated hereby shall be abandoned by all Parties, if:

           (i) there has been a material breach of any representation or warranty or obligation of the Seller set forth in this Agreement and the Seller has failed to cure such breach within 10 business days following receipt by the Seller of written notice by such Purchaser of such breach;

           (ii) a final, non-appealable order to restrain or enjoin the consummation of the purchase and sale of any of the CIESA Shares or the termination of the Fee Letter shall have been entered; or

           (iii) the Closing has not occurred on or prior to the Termination Date by reason of any failure of the conditions precedent specified in Section 5.2 to be satisfied or waived in writing by each Purchaser.

      (c) This Agreement may be terminated by the Seller, in which event the transactions contemplated hereby shall be abandoned by all Parties, if:

           (i) there has been a material breach of any representation or warranty or obligation of any Purchaser set forth in this Agreement and such Purchaser has failed to cure such breach within 10 business days following receipt by such Purchaser of written notice by the Seller of such breach;

           (ii) a final, non-appealable order to restrain or enjoin the consummation of the purchase and sale of the CIESA Shares or the termination of the Fee Letter shall have been entered; or

           (iii) the Closing of the purchase and sale of the CIESA Shares and the termination of the Fee Letter has not occurred on or prior to the Termination Date by reason of any failure of the conditions precedent specified in Section 5.1 to be satisfied or waived in writing by the Seller.

      6.2 Effect of Termination. In the event of any termination of this Agreement, the Parties shall have no obligation or liability to each other except that (i) the provisions of Article 7, to the extent applicable, shall survive any such termination and (ii) no such termination shall relieve any Party from liability for any breach of this Agreement prior to such termination or, with respect to those provisions that survive such termination, prior to or following termination.

                         ARTICLE 7.

                        MISCELLANEOUS

       7.1 Several Liability; Rights to Enforce. The obligations of each Party hereunder shall be several and not joint, and no Party shall have any liability or obligation to any other Party for any breach or default of any other Party. No Purchaser shall have any liability to any other Purchaser hereunder.

      7.2 Brokers. Each Party shall defend, indemnify, and hold harmless the other Parties for any and all brokerage fees, commissions, finder's fees, and similar fees arising from the employment by such Party of any broker, finder, or similar agent in connection with the transactions contemplated by this Agreement.

      7.3 Notices. All notices, requests, demands, claims and other communications which are required to be or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered in person or by courier, (b) sent by telecopy or facsimile transmission, answer back requested, or (c) mailed, by registered or certified mail, postage prepaid, return receipt requested, to the parties hereto at the following addresses:

      if  to the Seller:        Argentina Private Development
Trust Company Limited
                    P.O. Box 1109
                    Mary Street
                    Grand Cayman, Cayman Islands
                     Attn:  Santiago del  Puerto  and  Miguel
Riglos
                    Fax:  (541) 334-0238 and (809) 949-7634

      if  to EPCA:         Enron Pipeline Company - Argentina
S.A.
                    1400 Smith
                    Houston, Texas 77002
                    Attn:  Stan Horton
                    Fax:  (713) 853-3919

     if to MISA:         Maipu Inversora S.A.
                    Edificio Perez Companc
                    Maipu A. - Piso 21E
                    (1599) Buenos Aires
                    Argentina
                    Attn: Jorge O. Mosquera
                    Fax:  (541) 331-6051

     if to Perez Companc:     Perez Companc S.A.
                    Edificio Perez Companc
                    Maipu A. - Piso 22E
                    (1599) Buenos Aires
                    Argentina
                    Attn:  Oscar A. Vicente
                    Fax:  (541) 331-6051

or to such other address as either Party shall have furnished to the other by notice given in accordance with this
Section 7.3. Such notices shall be effective, (A) if delivered in person or by courier, upon actual receipt by the intended recipient, (B) if sent by telecopy or facsimile transmission, when the answer back is received, or (C) if mailed, the date of delivery as shown by the return receipt therefor.
     7.4 Survival of Representations and Warranties. All of the representations and warranties of the Parties contained in Article 3 shall survive the Closing and continue in full force and effect thereafter, subject to applicable statutes of limitation.

      7.5 Expenses. Each Party shall bear and pay all its own costs and expenses in connection with the transactions contemplated by this Agreement.

      7.6 Public Statements. Each Party agrees to consult with, and obtain the approval of (which approval shall not be unreasonably withheld), each other Party prior to issuing any press release or otherwise making any public statement with respect to the transactions contemplated hereby, and shall not issue any such press release or make any such public statement prior to such consultation and approval, except as may be required by law.

      7.7 Assignment. This Agreement shall inure to the benefit of and shall be binding upon the Parties and their respective legal representatives, successors and permitted assigns. This Agreement shall not be assignable by any Party without the prior written consent of each other Party.

      7.8 Waiver and Amendment. Any provision of this Agreement may be waived at any time by the Party that is entitled to the benefits thereof. This Agreement may not be amended or supplemented at any time, except by an instrument in writing signed on behalf of each Party hereto. The waiver by any Party hereto of any condition or of a breach of another provision of this Agreement shall not operate or be construed as a waiver of any other condition or subsequent breach.

      7.9 Confidentiality. The Seller hereby acknowledges and agrees that the Seller remains bound and shall remain bound after the Closing by the confidentiality provisions of
Section 2.5 of the Shareholders Agreement.

      7.10 Further Assurances. In case at any time after the Closing Date any further action is necessary to carry out the purposes of this Agreement including the transfer of the CIESA Shares to MISA and EPCA or its Designated Subsidiary, the Parties shall take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request.

      7.11 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall continue in full force and effect and shall in no way be affected, impaired or invalidated unless such an interpretation would materially alter the rights and privileges of any party hereto or materially alter the terms of the transactions contemplated hereby.

      7.12 Headings. The section headings herein are for convenience only and shall not affect the construction hereof.

      7.13 Entire Agreement; Third Party Beneficiaries. This Agreement, and any other documents executed and delivered pursuant to this Agreement, constitute the entire agreements and supersede all other prior agreements and understandings, both oral and written, between the Parties with respect to the subject matter hereof, including without limitation the letters dated June 20, 1996, July 2, 1996, and July 5, 1996, and neither this nor any document delivered in connection with this Agreement confers upon any person not a party hereto any rights or remedies hereunder.

      7.14 Governing Law; Arbitration. This Agreement shall be governed by the substantive laws of Argentina (excluding its conflicts-of-laws principles). All disputes relating to this Agreement shall be resolved by arbitration pursuant to the Rules of Arbitration of the International Chamber of Commerce (excluding its conflicts-of-laws principles). Such arbitration shall involve a panel of three arbitrators, shall take place in New York, New York, and shall be conducted in the English language. The arbitration decisions shall be final and binding upon the applicable Parties and judgment upon the award may be entered in any court having jurisdiction over the Parties against which enforcement is sought.

      7.15 Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.


IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed as of the date first above written.
                          SELLER:

                          ARGENTINA PRIVATE DEVELOPMENT TRUST
                          COMPANY LIMITED

                           By:   /s/ Julio de la Torre    /s/
Santiago Del Puerto
                             Name:    Julio   de   la   Torre
Santiago Del Puerto
                                Title:       Attorney-in-Fact
Attorney-in-Fact

                          PURCHASERS:

                           ENRON PIPELINE COMPANY - ARGENTINA
S.A.

                          By:  /s/ Michael P. Hockenberry
                          Name:  Michael P. Hockenberry
                          Title:  President

                          MAIPU INVERSORA S.A.

                           By:   /s/ Jo Mosquera   /s/ Walter
F. Schmal
                           Name:  Joe Mosquera      Walter F.
Schmal
                          Title: Director         Director


                          Perez    Companc   executes    this
                          Agreement as guarantor pursuant  to
                          Section  2.3, for purposes  of  the
                          consent in Section 4.1(b), and  for
                          purposes   of   Section   3.2   and
                          Section 5.1(a):

                          PEREZ COMPANC S.A.

                           By:   /s/ Jo Mosquera   /s/ Walter
F. Schmal
                           Name:   Jo Mosquera         Walter
F. Schmal
                          Title: Director         Director



050nat.doc
                          Exhibit A

                     TERMINATION LETTER

                      [APDT Letterhead]

                       July ___, 1996
Enron Pipeline Company - Argentina S.A.
1400 Smith
Houston, Texas 77002
Attn:  Stan Horton

Dear Mr. Horton:
This letter evidences the termination by mutual agreement as of the date hereof of the letter agreement dated as of December 28, 1992, between Argentina Private Development Trust Company Limited (the "Seller") and Enron Pipeline Company - Argentina S.A. ("EPCA"), a copy of which is attached to this letter. The fees payable to the Seller under such letter agreement but not heretofore paid shall be prorated on a daily basis through [the Closing Date]/[if the Closing fails to occur on or before July 31, 1996, as a result of any delay attributable to the Seller, through July 31, 1996] and paid to the Seller in accordance with such letter agreement on the date such payment would be required to be made under such letter agreement. The Seller and EPCA hereby agree and acknowledge that, upon compliance by EPCA with the immediately preceding sentence, the Seller shall have no further right to the receipt of any fees payable under such letter agreement and that from and after the date hereof neither the Seller nor EPCA shall have any other further rights or obligations under such letter agreement; provided, however, that (a) the proviso in Section 3 of such letter agreement shall remain in effect as it relates to any payments made by EPCA to the Seller under such letter agreement and (b) the provisions of Section 5 of such letter agreement shall survive such termination with respect to any claims, demands, causes of action, costs, losses, liabilities, expenses, or judgments brought against any Indemnified Party (as defined in such letter agreement) to the extent such claim, demand, cause of action, cost, loss, liability, expense, or judgment relates to any period prior to the date hereof.
                             ARGENTINA   PRIVATE  DEVELOPMENT
TRUST
                           COMPANY LIMITED

                                                          By:
_______________________________________
                                                        Name:
_____________________________________
                                                       Title:
______________________________________

Agreed to and Accepted:
ENRON PIPELINE COMPANY -
ARGENTINA S.A.

By: ____________________________________
Name: __________________________________
Title: ___________________________________